                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 of Golden Telecom, Inc. and in the related Prospectus of Golden Telecom, Inc. of our report dated March 6, 2003, with respect to the financial statements of EDN Sovintel LLC, included in the Annual Report (Form 10-K) of Golden Telecom, Inc. for the year ended December 31, 2003.


/s/ Ernst & Young (CIS) Limited

Moscow, Russia
March 10, 2004